EXHIBIT 23(a)

                             KPMG Peat Marwick LLP

                        CONSENT OF INDEPENDENT AUDITORS'


The Board of Directors
American Medical Technologies, Inc.:


We consent to the use of our report incorporated herein by reference dated December 20, 1996, related to the consolidated financial statements and schedules of American Medical Technologies, Inc. and subsidiaries as of September 30, 1996 and 1995, and for each of the years in the three-year period ended September 30, 1996, and to the reference to our firm under the heading "Experts" in the prospectus.

                                            /s/ KPMG Peat Marwick LLP
                                            -------------------------
                                                KPMG PEAT MARWICK LLP


Houston, Texas
December 31, 1996